UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2009

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

Results of Special Stockholders’ Meeting

On November 17, 2009, State Bancorp, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”).  Three proposals were presented and voted on and the preliminary results were reported at the Meeting.  The polls closed with respect to Proposals 1 and 2 but remain open for Proposal 3.  The Meeting was adjourned and will reconvene at 10:00 am local time on Tuesday, December 1, 2009 at the offices of the Company located at Two Jericho Plaza, Jericho, New York in order to give the stockholders of the Company sufficient opportunity to cast votes on Proposal 3.  Set forth below are the results reported at the Meeting for Proposals 1, 2 and 3.

Proposal 1 – Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000.

For:   10,735,052
Against:   2,211,185
Abstained:   44,744
Broker non-votes: 0

The Proposal was approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting.  The proposal therefore passed.

Proposal 2  – Amendment to the Company’s Certificate of Incorporation to eliminate the classified board and provide for the annual election of the Board of Directors.

For:  12,207,048
Against:  731,875
Abstained:  52,058
Broker non-votes: 0

The Proposal was approved by the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote at the Meeting.  The proposal therefore passed.

Proposal 3  – Amendment to the Company’s Certificate of Incorporation to reduce the director and stockholder vote required to approve certain business combinations.

Results as of 11-17-09
For:  11,566,322
Against:  1,328,350
Abstained:  96,308
Broker non-votes: 0

The polls remain open on this proposal until the adjourned meeting to be held on December 1, 2009.

The press release announcing the foregoing is filed herewith as Exhibit 99.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

               (d)  Exhibits

                       The following exhibit is filed as part of this report.

                       Exhibit 99.1     Press release of the Company dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2009	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Company dated November 17, 2009